REPORT OF INDEPENDENT AUDITORS

To the Shareholders and Board of Trustees of

Franklin Growth and Income Fund:

In planning and performing our audit of

the financial statements of Franklin

Franklin Growth and Income Fund for the year ended

June 30, 2001, we considered its internal

control, including control activities over

safeguarding securities, in order to

determine our auditing procedures for the

purpose of expressing our opinion on the

financial statements and to comply with

the requirements of Form N-SAR, not to

provide assurance on internal control.

The management of the Franklin Growth

and Income Fund is responsible for establishing

and maintaining internal control. In

fulfilling this responsibility, estimates

and judgments by management are required

to assess the expected benefits and related

costs of controls. Generally, controls

that are relevant to an audit pertain to

the entity's objective of preparing

financial statements for external purposes

that are fairly presented in conformity

with accounting principles generally accepted in

the United States of America. Those controls include the

safeguarding of assets against unauthorized

acquisition, use, or disposition.

Because of inherent limitations in internal

control, errors or irregularities may occur

and may not be detected. Also, projection of

any evaluation of internal control to

future periods is subject to the risk that

controls may become inadequate because of changes

in conditions or that the effectiveness of

the design and operation may deteriorate.

Our consideration of internal control would

not necessarily disclose all matters in

internal control that might be material

weaknesses under standards established by

the American Institute of Certified Public

Accountants. A material weakness is a

condition in which the design or operation

of internal control components

does not reduce to a relatively low level

the risk that mistatements caused by error

or fraud in amounts that would be material in relation

to the financial statements being audited

may occur and not be detected within a

timely period by employees in the normal

course of performing their assigned

functions. However, we noted no matters

involving internal control and its operation,

including controls over safeguarding securities

that we consider to be material weaknesses

as defined above as of June 30, 2001.

This report is intended solely for the

information and use of the Board of Trustees,

management and the Securities and Exchange Commission

and is not inteded to be and should not be

used by anyone other than the specified parties.

PricewaterhouseCoopers LLP

San Francisco, California

August 3, 2001